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                                                                    EXHIBIT 10.8

                                 AMENDMENT NO. 2
                                       TO
                        NATIONAL SERVICE INDUSTRIES, INC.
                       SUPPLEMENTAL DEFERRED SAVINGS PLAN



         THIS AMENDMENT made as of this 30th day of November, 2001, by NATIONAL SERVICE INDUSTRIES, INC. (the "Company");

                              W I T N E S S E T H:

         WHEREAS, the Company previously established the National Service Industries, Inc. Supplemental Deferred Savings Plan ("Plan"), effective September 18, 1996; and

         WHEREAS, in connection with the planned distribution of the shares of common stock of Acuity Brands, Inc. to the stockholders of the Company (the "Spin-Off"), the Company desires to amend the Plan to provide for the transfer of accounts for certain employees and former employees of Acuity Brands, Inc. and its subsidiaries to a deferred compensation plan being established by Acuity Brands, Inc. and to provide for an appropriate adjustment of accounts to reflect the Spin-Off; and

         WHEREAS, the Company desires to amend the Plan to eliminate the ability to receive a distribution in shares of common stock of the Company;

         NOW, THEREFORE, for and in consideration of the premises, the Plan is hereby amended as follows:


                                       1.

         Section 4.3(b)(ii) is hereby amended by deleting the present provision in its entirety and substituting the following in lieu thereof:

         "The Participant's benefits shall be paid in cash."


                                       2.

         The Plan is hereby amended by inserting the following as a new Section 8.9:

                  "8.9     Spin-Off of Acuity Brands, Inc.

                  (a) Transfer of Accounts. Pursuant to an Employee Benefits Agreement dated as of November 30, 2001, between the Company and Acuity Brands, Inc. ("Acuity") and in connection with the distribution of the shares of Acuity to the stockholders of the Company (the "Spin-Off"), the Account (and


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         each subaccount) of each Participant who becomes or remains an employee of Acuity or its subsidiaries as of November 30, 2001 and of each Participant (including Participants and their beneficiaries in pay status) who was formerly employed by the businesses transferred to Acuity by the Company (including former employees of the corporate office of the Company) (collectively, the "Transferred Participants"), shall be transferred to the Acuity Brands, Inc. Supplemental Deferred Savings Plan ("Acuity Plan") as of November 30, 2001 or as soon as practical thereafter. The elections made by Transferred Participants under this Plan (including, without limitation, elections regarding deferral amounts, timing and manner or payment of benefits, and designation of Beneficiaries) shall be carried over and shall apply for purposes of the Acuity Plan.

                  (b) Adjustment of Accounts. To the extent all or any portion of the Accounts (and subaccounts) of Participants (other than the Transferred Participants described in Section 8.9(a) above) are deemed to be invested in Shares of common stock of the Company as of November 30, 2001, the Accounts (and subaccounts) shall be adjusted in accordance with and in satisfaction of the requirements of Sections 4.1(b) and (c) as follows:

                           (i) The number of Shares in such Accounts (and subaccounts) shall first be adjusted to reflect any dividends (other than the distribution of shares of Acuity) between the last Annual Valuation Date and November 30, 2001;

                           (ii) The adjusted number of Shares in such Accounts
                  (and subaccounts) determined under (i) above shall be further adjusted to reflect the Spin-Off by (A) multiplying the number of Shares in each such Account (and subaccounts) by the closing per share price of Company common stock (trading with a due bill) on November 30, 2001, and (B) dividing such dollar amount by the per share price of Company common stock after the spin-off [calculated as the difference between the closing per share prices of Company common stock (trading with a due bill) and Acuity common stock (trading on a when-issued basis) on November 30, 2001 (or such other price or prices as determined by the Plan Administrator to be appropriate and equitable)]. Any additional adjustments to the portion of the Accounts (and subaccounts) invested in Shares on the Annual Valuation Date following the Spin-Off shall only reflect dividends or similar actions after December 3, 2001."


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                                       3.


         The within and foregoing amendments to the Plan shall be effective as of November 30, 2001. Except as hereby modified, the Plan shall remain in full force and effect.

         IN WITNESS WHEREOF, the undersigned has executed this Amendment No. 2 the day and year first above written.

                                          NATIONAL SERVICE INDUSTRIES, INC.

                                      By:
                                           /s/ Brock A. Hattox
                                          ---------------------------------
                                               Brock A. Hattox




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